Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeremy Glenn Driver, the Chief Executive Officer of Strategic American Oil Corporation, and Johnathan Lindsay, the Chief Financial Officer of Strategic American Oil Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Strategic American Oil Corporation, for the quarterly period ended October 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Strategic American Oil Corporation.

Date:       December 11, 2009.
/s/ "Jeremy Glenn Driver"
Jeremy Glenn Driver Chief Executive Officer
/s/ "Johnathan Lindsay"
Johnathan Lindsay Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Strategic American Oil Corporation and will be retained by Strategic American Oil Corporation and furnished to the Securities and Exchange Commission or its staff upon request.